EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement of Datakey, Inc. on Form S-8 of our report, dated February 5, 2002, included in the Annual Report on Form 10-KSB of Datakey, Inc. for the year ended December 31, 2001.

/S/ MCGLADREY & PULLEN LLP

Minneapolis, Minnesota
July 1, 2002